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EXHIBIT 2.5

        THIS PURCHASE AGREEMENT is made effective as of the 30th day of September, 2002,

B E T W E E N:

BROOKFIELD HOMES OF CALIFORNIA INC., a corporation incorporated under the laws of California
("BHOC")
— and —
BROOKFIELD WASHINGTON INC., a corporation incorporated under the laws of Maryland
("BWI" and collectively with BHOC, the "Vendors")
— and —
BROOKFIELD HOMES CORPORATION, a corporation incorporated under the laws of Delaware
(the "Purchaser")

RECITALS:

A.
BHOC is the beneficial and registered owner of 21,600,000 shares of common stock, without par value, of Brookfield Homes Holdings Inc. (the "Company") and BWI is the beneficial and registered owner of 10,000,000 shares of common stock, without par value, of the Company (collectively, the "BHHI Shares"), representing 99.004% of the issued and outstanding shares of capital stock of the Company in the aggregate; and

B.
The Vendors wish to sell and transfer to the Purchaser and the Purchaser wishes to acquire the BHHI Shares.

        NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.    Purchase and Sale

        As promptly as practicable after the date set forth above (the "Effective Date"), but in no event later than November 15, 2002, the Vendors shall sell and transfer to the Purchaser and the Purchaser agrees to purchase and acquire all of the Vendors' right, title and interest in and to the BHHI Shares on the terms and conditions contained herein.

2.    Purchase Price

        The purchase price of the Interests shall be US$316,000,000. The purchase price shall be payable by the issuance by the Purchaser to BWI of 10,000,000 shares of common stock, $.01 par value, of the Purchaser and by the issuance by the Purchaser to BHOC of 21,600,000 shares of common stock, $.01 par value, of the Purchaser (collectively, the "BHC Shares").

3.    License Agreement and Services Agreement

        In connection with and concurrently with the transactions contemplated herein, certain of the parties, and certain affiliates of the parties, shall enter into a license agreement and a services agreement in the forms attached hereto as Schedules A and B.

4.    Completion of the Transaction

        In furtherance of the completion of the foregoing, the Vendors shall deliver to the Purchaser two (2) stock certificates, collectively representing the BHHI Shares, each duly endorsed for transfer to the Purchaser or accompanied by a stock power duly completed and executed, transferring the BHHI Shares to the Purchaser. Against receipt of such documents, the Purchaser shall deliver to the Vendors the stock certificates registered in the name of BWI and BHOC, respectively, representing the respective number of BHC Shares to be issued to each, in full payment thereof.

5.    Representations and Warranties

  (a)
  Each of the Vendors and the Purchaser hereby represents and warrants to the other as follows:

  (i)
  It is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation, has all licenses, permits and authorizations necessary to carry on its business and is duly qualified to do business as a foreign corporation in each state where the nature of its business or the character of its assets makes any filing necessary.

  (ii)
  It has full power, authority and legal right to enter into this Agreement and the transactions contemplated hereby and to perform all its obligations hereunder, and has taken all action required by law, its governing instruments or otherwise to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and the delivery of all the deeds, Agreements, certificates and other documents or instruments contemplated hereby.

  (iii)
  This Agreement has been duly and validly executed and delivered by, and constitutes a valid and legally binding agreement enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

  (iv)
  Neither the execution or delivery by it of this Agreement or the other instruments, documents and agreements contemplated hereby, nor the consummation of the transactions contemplated hereby, nor compliance with the terms, conditions and provisions hereof or thereof, will (a) conflict with or result in a breach by it of the terms, conditions or provisions of (i) its certificate of incorporation or by-laws, or (ii) any applicable license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority or of any determination or award of any arbitrator binding on it, or on any of its properties, or (iii) any agreement or instrument to which it is a party or by which it or any of its properties are bound or constitute a default thereunder.

        (b)  The Purchaser hereby represents and warrants to the Vendor that the BHC Shares have been duly authorized and when issued will be validly issued, fully-paid and non-assessable.

        (c)  The Vendors hereby represent and warrant to the Purchaser as follows:

    (i)
    Each has good and valid title to the BHHI Shares and, upon the transfer thereof to the Purchaser in accordance herewith, the Purchaser shall acquire good and valid title to the BHHI Shares, free and clear of all liens and encumbrances.

    (ii)
    The BHHI shares have been duly authorized and issued and are fully paid and non assessable.

6.    Nature of Sale

        (a)    The Purchaser represents and warrants that it is familiar with the financial condition of the Company, its business and prospects, that it has had full opportunity to investigate and review the foregoing, and that it has received from the Company, answers and other information deemed necessary by it to consider in connection with its decision to invest in the BHHI Shares. The Purchaser is acquiring the BHHI Shares "as is" without recourse, except for the express covenants, representations and warranties set forth herein and in the documents executed in connection herewith.

        (b)    The Purchaser represents and warrants that it is an "accredited investor" (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933) and that it is acquiring the BHHI Shares for investment and for its own account and not with a view to distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").

        (c)    The Purchaser understands and acknowledges that the shares have not been and will not be registered under the Securities Act, and may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act or in a transaction that is exempt from the registration requirements of the Securities Act; and the Purchaser understands and acknowledges that the certificates representing the BHHI Shares may, for so long as required under the Securities Act bear a legend to that effect.

        (d)    The Vendors represent and warrant that each is familiar with the financial condition of the Purchaser, its business and prospects, that each has had full opportunity to investigate and review the foregoing, and that each has received from the Purchaser, answers and other information deemed necessary by it to consider in connection with its decision to invest in the BHC Shares. Each of the Vendors are acquiring the BHC Shares "as is" without recourse, except for the express covenants, representations and warranties set forth herein and in the documents executed in connection herewith.

        (e)    The Vendors each represent and warrants that it is an "accredited investor" (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933) and that it is acquiring the BHC Shares for investment and for its own account and not with a view to distribution thereof in violation of the Securities Act.

        (f)    The Vendor understands and acknowledges that the BHC Shares have not been and will not be registered under the Securities Act, and may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act or in a transaction that is exempt from the registration requirements of the Securities Act; and the Purchaser understands and acknowledges that the certificates representing the BHC Shares may, for so long as required under the Securities Act bear a legend to that effect.

7.    Entire Agreement

        This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and no amendment or modification of this Agreement shall be effective unless in writing and signed by the party against which it is sought to be enforced.

8.    Assignment

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other party hereto. Any consent granted by either party to an assignment by the other party shall not be deemed a consent to any subsequent assignment.

9.    Headings

        Headings of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading of any section.

10.  Counterparts; Facsimile Signature

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed via facsimile, and such agreement executed via facsimile shall have the same force and effect as an original document and shall be legally binding upon the parties.

11.  No Third Party Beneficiary

        This Agreement shall be binding upon and inure to the sole benefit of the parties and their successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

12.  Further Assurances

        Each of the Vendors and the Purchaser hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use its best efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

13.  Governing Law

        The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement.

BROOKFIELD HOMES OF CALIFORNIA INC.
By:	/s/ IAN G. COCKWELL Name: Ian G. Cockwell Title: President and Chief Executive Officer
BROOKFIELD WASHINGTON INC.
By:	/s/ IAN G. COCKWELL Name: Ian G. Cockwell Title: President and Chief Executive Officer
BROOKFIELD HOMES CORPORATION
By:	/s/ SHANE PEARSON Name: Shane Pearson Title: Secretary

SCHEDULE A
LICENSE AGREEMENT

        THIS LICENSE AGREEMENT (this "Agreement") is made and entered into effective as of the 12th day of November 2002, between Brookfield Properties (US) Inc., a Delaware corporation (the "Licensor"), Brookfield Homes Corporation., a Delaware corporation ("BHC"), and Brookfield Homes Holdings Inc., a California corporation (the "Purchaser").

RECITALS:

1.
The Licensor owns the trademarks and service marks listed in Schedule A together with the applications and registrations therefor and the goodwill associated therewith (the "Trademarks"); and

2.
In connection with the Purchase Agreement, effective as of September 30, 2002, between Brookfield Washington Inc., a Maryland corporation ("BWI"), and Brookfield Homes of California Inc., a California corporation ("BHOC" and collectively with BWI, the "Sellers") and the Purchaser (the "Purchase Agreement"), the Licensor desires to grant to the Licensee a right and license to use the Trademarks in association with the Licensed Services (as defined below) for the period of time set forth herein.

        NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound, the parties agree as follows:

1.    Certain Definitions.    The following terms when used herein shall have the meanings assigned to them below (certain other terms are defined elsewhere herein):

        "Affiliate" means a Person or entity who directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, any other Person.

        "Closing" means the closing of the purchase and sale of the Purchase Agreements.

        "Closing Date" means the date on which the Closing occurs.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person, whether through stock ownership, voting rights, governing boards or otherwise.

        "Licensed Services" means homebuilding and residential land development services.

        "Licensee" shall mean BHC, Purchaser and their Subsidiaries.

        "Person" means any individual, partnership, firm, corporation, limited liability company, trust, association, unincorporated organization or other entity.

        "Subsidiaries" shall mean each of the corporations, limited liability companies and partnerships designated by BHC from time to time in which the Purchaser or BHC directly or indirectly own an equity interest.

        "Transfer" means any event pursuant to which the rights or obligations of the affected party under this Agreement are or are attempted to be sold, disposed of, assigned, pledged, hypothecated, charged, mortgaged, encumbered, sublicensed or transferred and includes any transfer by operation of law.

2.
License.

2.1.
Subject to the terms and conditions of this Agreement, the Licensor hereby grants to the Licensee, for the term described in Section 11 hereof, a non-exclusive, non-transferable, royalty-free right and licence to use the Trademarks for an annual license fee of $50,000. The Licensee shall pay such fee annually and in advance on January 1 of each year, commencing January 1, 2003.

2.2.
The Licensee covenants and agrees that it shall not use the Trademarks or any mark confusing therewith, either on their own or together with other words or indicia, directly or indirectly, whether as agent, principal, nominee or trustee, except in association with the Licensed Services.

3.
Rights in the Trademarks.    The Licensee acknowledges and agrees that:

(a)
the Licensor is the exclusive owner of all right, title and interest in and to the Trademarks and any goodwill associated therewith;

(b)
the Licensee shall acquire no right, title or interest in and to the Trademarks or any portion thereof; and

(c)
the Licensee will not dispute or contest for any reason whatsoever, directly or indirectly, during the term of this Agreement or after the termination or expiration thereof, the validity, ownership or enforceability of the Trademarks, nor counsel, procure or assist anyone to do any of the foregoing.

4.    Infringement.    The Licensee agrees to promptly notify the Licensor of any conflicting use or any act of infringement or passing off which comes to its attention involving the Trademarks or any variation or imitation thereof by unauthorized Persons. In the event of actual or threatened infringement of the Trademarks during the term of this Agreement, the Licensor shall have the exclusive right, at its option, to take appropriate action to prevent and/or to stop the infringement including, without limitation, instituting action against infringers. The Licensor shall have the exclusive right, at its option, to defend all actions contesting the validity of, or the Licensor's ownership of, the Trademarks or arising in any way from the use of the Trademarks. The Licensee shall consent to the use of its name in all such litigation and shall sign such documents, swear such affidavits or declarations and take such other action as may be reasonably necessary to assist the Licensor in such litigation, at the expense of the Licensor.

5.    Quality Standard.    The Licensee shall maintain a standard of quality of Licensed Services which is at least as high as the standard of quality of such services as provided by Licensor and its Affiliates in association with the Trademarks as of the date hereof.

6.    Integrity.    The Licensee agrees to comply with the reasonable specifications and policies established by the Licensor in respect of the Trademarks from time to time.

7.    Markings.    The Licensee shall cause to appear in the appropriate place on signage, advertising, promotional or display material and any other material bearing the Trademarks, or any of them, an appropriate notice of copyright, trade-mark, official mark or otherwise as stipulated by the Licensor from time to time.

8.    Distribution.    The Licensee hereby covenants and agrees with the Licensor that the Licensee and its employees, agents and representatives will, in the process of effecting the Licensed Services, maintain the highest standard of conduct and good taste so as to preserve and enhance the goodwill, good name and reputation of the Trademarks.

9.    Indemnity.    The Licensee shall indemnify the Licensor and its Affiliates against and hold them harmless from all fines, suits, proceedings, losses, damages, claims, demands, liabilities, penalties or actions of any nature or kind whatsoever (the "Claims") directly or indirectly arising out of (i) any use or display by the Licensee of the Trademarks; and (ii) breach by the Licensee of any of its covenants in this Agreement, and against all damages, costs, expenses and fees (including, without limitation, reasonable legal fees and disbursements) incurred for or in connection with any of the foregoing in the investigation, defence and enforcement of any and all such Claims.

10.    Representation and Warranty.    The Licensor represents and warrants to the Licensee that the Trademarks are validly owned by the Licensor and that to the knowledge of the Licensor, none of the entities being sold to the Purchaser by the Sellers pursuant to the Purchase Agreement are infringing upon, or otherwise violating, the rights of any third party with respect to the Trademarks.

11.    Termination of Rights and Expiration of Agreement.    The rights granted hereunder shall commence on Closing and, provided that the Licensor elects not to waive compliance with the event which leads to termination of such rights, which such right to waive the Licensor shall have at all times, either before or after the occurrence of such event, the rights granted hereunder shall terminate on the earlier of:

  (a)
  as to any Person compromising the Licensee, the date immediately prior to the date on which:

  (i)
  the bankruptcy, insolvency, receivership or winding-up of any such Person occurs; or

    (ii)
    a custodian liquidator, sequestrator, receiver and manager or any other Person with similar powers is appointed for any such entity or for its property or any substantial part of its property;

  (b)
  the disposition, by conveyance, transfer, lease, assignment or otherwise of all, or substantially all, of the assets of any Person compromising the Licensee;

  (c)
  a change of Control in fact in any manner whatsoever of the Licensee, as a result of which those Persons who presently Control in fact the Licensee cease to do so, in any manner whatsoever;

  (d)
  the date prior to the date on which the seizure or attachment of the property, assets or undertaking of any Person compromising the Licensee, as a result of any action taken against it by any other Person; or

  (e)
  upon the breach by the Licensee of any condition, covenant, provision, warranty, representation or other term herein where such breach is not cured within 10 days after receipt by the Licensee of notice from the Licensor advising of such breach.

        Upon the occurrence of any of the events specified in clauses (a) through (d) above, the licensed rights granted hereunder shall terminate only as to the Person as to which any such event has occurred and the licensed rights granted hereunder shall continue as to the remaining Persons comprising the Licensee. Any termination pursuant to clause (e) above shall terminate the rights granted hereunder as to all the Persons comprising the Licensee.

12.    Obligations on Termination.    Upon termination or expiry of this Agreement as to any Person compromising the Licensee, such affected Licensee shall cease to be a licensee of the Licensor and shall:

  (a)
  immediately cease to use, directly or indirectly, in any manner whatsoever the Trademarks or any other trademarks, tradename, domain name, logo, design or other indicia that is confusingly similar to the Trademarks or to any other trademark owned by the Licensor;

  (b)
  remove the Trademarks from, or deliver up to the Licensor or its duly authorized representatives, all materials including signs and advertising materials in its possession or control on which the Trademarks appears (except for documents not for public display or reasonably required for archival purposes); and

  (c)
  immediately take all necessary steps with all the applicable Federal, Provincial or State corporate registry offices to change the corporate name and any other business names used by the Licensee to comply with (a) and (b) above.

13.
Remedies of the Licensor.

13.1
Without restricting any of the other rights or remedies of the Licensor hereunder, upon termination of the rights granted hereunder and regardless of the reason for termination, all rights whatsoever granted or accruing to the Licensee pursuant to this Agreement shall automatically revert to the Licensor.

13.2
In the event the Licensor shall be required by reason of any default hereunder by the Licensee to resort to litigation or other action to enforce any of its rights under this Agreement, then the Licensee shall pay all costs and expenses, including legal fees, incurred by the Licensor in or in connection with such litigation, or other action.

13.3
Any remedies of the Licensor provided for in this Agreement shall not be exclusive of any other remedies available to the Licensor under this Agreement or by law, but the same shall be deemed to be cumulative.

14.
Reserved Rights.    Rights not herein specifically granted to the Licensee are reserved by the Licensor and may be used or exercised by the Licensor without limitation.

15.
Variation, Alteration and Waiver.

15.1
Any approval or consent to be given pursuant to the provisions of this Agreement or any variation, alteration or waiver of any of the rights of the Licensor or obligations of the Licensee hereunder must be in writing and signed by the Licensor.

15.2
The waiver by the Licensor of strict compliance or performance of any of the terms and conditions of this Agreement or of any breach thereof on the part of the Licensee shall not be held or deemed to be a waiver of any subsequent failure to comply strictly with or perform the same or any other term or condition of this Agreement or of any breach thereof.

16.
Transfer.

16.1
Transfer by the Licensor.    The Licensor shall have the right to Transfer any or all of its rights and obligations under this Agreement and the Trademarks to any Person.

16.2
Transfer by the Licensee.    The Licensee shall not Transfer its rights or obligations under this Agreement including its licensed right to use the Trademarks to any Person without the prior written consent of the Licensor. Any actual or purported Transfer occurring without the Licensor's prior written consent shall constitute a default under this Agreement and shall be null and void.

17.
No Joint Venture.

17.1
This Agreement shall not be construed as appointing the Licensee as agent or an associate of the Licensor, nor as giving to the Licensee an interest in the business or property of the Licensor, or vice versa, nor as giving to the Licensee the right to act as the representative of the Licensor.

17.2
Nothing herein contained shall be construed to place the parties in a relationship of partners or joint venturers and the Licensee shall have no power to obligate or bind the Licensor in any manner whatsoever unless the Licensor agrees in writing to be bound upon terms and conditions stipulated by it.

18.    Arbitration.    Any controversy or claim arising out of or relating to this Agreement, or any breach of this Agreement, shall be settled only by arbitration in the State of Delaware in accordance with the rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and the parties hereto hereby consent to the jurisdiction of the Delaware courts for this purpose.

19.    Entire Agreement.    This Agreement, including Schedule A, contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and no amendment or modification of this Agreement shall be effective unless in writing and signed by the party against which it is sought to be enforced.

20.    Invalidity.    Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part of this Agreement and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied in this Agreement to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by a court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth of this Agreement.

21.    No Third-Party Beneficiaries.    Subject to Section 16, this Agreement shall be binding upon and inure to the sole benefit of the parties and their permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

22.    Governing Law.    The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

23.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

24.    Interpretation.    The parties agree that this Agreement is the product of negotiations between sophisticated parties, each of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision of this Agreement. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

25.    Headings.    Headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

BROOKFIELD PROPERTIES (US) INC.
By:	Name: Title:
BROOKFIELD HOMES CORPORATION
By:	Name: Title:
BROOKFIELD HOMES HOLDINGS INC.
By:	Name: Title:

SCHEDULE A

Trademark	Registered Owner	Application/Registration Number
BROOKFIELD	Brookfield Properties (U.S.) Inc.	2472635
BROOKFIELD HOMES	Brookfield Properties (U.S.) Inc.	2472636

SCHEDULE B
SERVICES AGREEMENT

        THIS SERVICES AGREEMENT (this "Agreement") is made and entered into effective as of the 12th day of November, 2002 by and between Brookfield Homes Holdings, Inc., a California corporation ("BHHI"), and Brookfield Properties (US) Inc., a Delaware corporation (together with its affiliates, "BPUSI").

RECITALS:

1.
Brookfield Washington Inc., a Maryland corporation, Brookfield Homes of California Inc., a California corporation, (collectively, the "Sellers"), and BHHI have entered into a Purchase Agreement effective as of September 30, 2002 (the "Purchase Agreement").

2.
As contemplated in the Purchase Agreement, BHHI agrees to enter into this Agreement with BPUSI, on the terms hereinafter set forth.

        NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound, the parties agree as follows:

1.
Term of Agreement.    The initial term of this Agreement shall extend from the date hereof to December 31, 2004, provided that this Agreement shall continue thereafter for successive terms of one year each unless and until terminated in accordance with the provisions of Section 6 hereof.

2.
Services.    BHHI shall provide to BPUSI, either directly or through its affiliates, services relating to the storage and maintenance of content on the website "www.brookfieldhomes.com" (herein the "website").

3.
Compensation.    BHHI shall receive an annual fee for the provision of the services pursuant to this Agreement, consisting of an amount equal to that portion of the operating expenses incurred by BHHI in maintaining and operating the website which are attributable or allocable to BPUSI and its affiliate entities. All compensation shall be paid by BPUSI to BHHI within 10 days after the end of each calendar quarter. BHHI shall furnish BPUSI a statement showing in reasonable detail the amount due for each such quarter.

4.
Quality Standard.    BHHI shall maintain a standard of quality in the provision of services to BPUSI which is at least as high as the standard of quality of such services provided to its own affiliates.

5.
Liability of BHHI.    BHHI shall not be liable, responsible or accountable in damages or otherwise to BPUSI for any act performed by BHHI on behalf of BPUSI and in a manner reasonably believed by BHHI to be within the scope of the authority granted to it by this Agreement and in the best interests of BPUSI, provided that BHHI was not guilty of gross negligence or willful misconduct with respect to such act.

6.
Termination.    This Agreement may be terminated by any of the following methods:

(a)
This Agreement may be terminated by 30 days' prior written notice from either party;

(b)
This Agreement may be terminated at any time by written agreement of the parties hereto;

(c)
If either party hereto shall be dissolved and its business terminated, the Agreement shall automatically terminate upon the effectiveness of such dissolution.

        No termination of the Agreement shall have the effect of terminating BHHI's right to collect any amounts owed to it under this Agreement.

7.
Nature of Relationship.    The parties hereto intend that BHHI's relationship to BPUSI shall be that of an independent contractor. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between BHHI and BPUSI or their successor or assigns, and neither BHHI nor any officer or employee of BHHI shall be considered at any time to be an employee of BPUSI.

8.
Arbitration.    Any controversy or claim arising out of or relating to this Agreement, or any breach of this Agreement, shall be settled only by arbitration in the State of Delaware in accordance with the rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and the parties hereto hereby consent to the jurisdiction of the Delaware courts for this purpose.

9.
Entire Agreement.    This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and no amendment or modification of this Agreement shall be effective unless in writing and signed by the party against which it is sought to be enforced.

10.
Invalidity.    Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part of this Agreement and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied in this Agreement to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by a court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth of this Agreement.

11.
No Third-Party Beneficiaries.    Subject to Section 14, this Agreement shall be binding upon and inure to the sole benefit of the parties and their successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

12.
Governing Law.    The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

13.
Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.
Assignment.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other party hereto. Any consent granted by either party to an assignment by the other party shall not be deemed a consent to any subsequent assignment. Notwithstanding the foregoing, BHHI may, without the consent of BPUSI, assign and delegate the performance of and responsibility for any duties and obligations of BHHI hereunder to any corporation, limited liability company, joint venture or partnership that is controlled by BHHI or affiliated with BHHI.

15.
Interpretation.    The parties agree that this Agreement is the product of negotiations between sophisticated parties, each of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision of this Agreement. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

16.
Headings.    Headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

BROOKFIELD PROPERTIES (US) INC.
By:	Name: Title:
BROOKFIELD HOMES HOLDINGS INC.
By:	Name: Title:

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  EXHIBIT 2.5
SCHEDULE A LICENSE AGREEMENT
RECITALS
SCHEDULE A
SCHEDULE B SERVICES AGREEMENT
RECITALS